Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            WALDEN LABORATORIES, INC.

     The undersigned, being over the age of eighteen (18), in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the corporation is Walden Laboratories, Inc.

     SECOND: The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100 in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Twenty Five Million (25,000,000), of which Five Million (5,000,000)
shares, having a par value of $.01 per share, shall be designated "Preferred Stock" and Twenty Million (20,000,000) shares, having a par value of $.001 per share, shall be designated "Common Stock."

     (2) Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue thereof, the number of shares of such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

     FIFTH: The name and address of the incorporator is Sherri Rosen and her mailing address is c/o Bachner, Tally, Polevoy & Misher, 380 Madison Avenue, New York, New York 10017.

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided, in the by-laws. Election of directors need not be by ballot, unless the by-laws so provide.

     (2) The stockholders of the Board of Directors of the Corporation shall have the power, without the assent or vote of the stockholders:

          (a) to make, alter, amend, change, add to or repeal the By-Laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

          (b) to determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and a binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities hereinfore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

     SEVENTH: The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

     EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     NINTH: The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS THEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this 18th day of September, 1992.


                                        /s/ Sherri Rosen
                                        ------------------------------------
                                        Sherri Rosen
                                        Bachner, Tally, Polevoy & Misher
                                        380 Madison Avenue
                                        New York, New York 10017

                               State of Delaware
                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "WALDEN LABORATORIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 1992, AT 9 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                                        ------------------------------------
                                        Edward J. Freel, Secretary of State

                                     [Seal]

                                        AUTHENTICATION: 7942204
                                        DATE: 05-10-96

               CERTIFICATE OF DESIGNATION OF POWERS, DESIGNATIONS,
                PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL
                    OR OTHER RIGHTS, OF SERIES A CONVERTIBLE
                  PREFERRED STOCK OF WALDEN LABORATORIES, INC.
                             a Delaware Corporation

                   (Pursuant to Section 151(g) of the General
                    Corporation Law of the State of Delaware)

                            ------------------------

     Walden Laboratories, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY THAT:

     FIRST: Walden Laboratories, Inc. (the "Corporation"), was incorporated in the State of Delaware on September 18, 1992.

     SECOND: Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation under the provisions of Section 151 of the General Corporation Law of the State of Delaware, on September 18, 1992, all of the Directors of the Corporation duly adopted, by written consent pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law, the following resolution with the same force and effect as if same had been adopted at a meeting of the Board of Directors duly called therefor, which resolution is still in full force and effect and is not in conflict with any provisions of the Certificate of Incorporation or By-Laws of the Corporation:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Section 151 of the General Corporation Law of the State of Delaware and in accordance with the provisions of its Certificate of Incorporation, a class of preferred stock of the Corporation to be known as Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") is hereby created and provided for, to be limited in amount to Two Million Five Hundred Thousand (2,500,000) shares and the Board of Directors hereby fixes, states and expresses the terms, designation, relative rights, preferences and limitations of such class, which shall be filed with the Secretary of State of the State of Delaware, in the particulars required by, but not specifically set forth, in said Certificate of Incorporation, or any amendment thereto, as follows:

     (B) Series A Convertible Preferred Stock. A series of Preferred Stock is hereby created to be limited in amount to 2,500,000 shares of the authorized but unissued Preferred Stock of the Corporation. The designations, powers, preferences, rights, qualifications, limitations, and restrictions of this series, are as follows:

          (1) Designation of Series. The designation of the series of preferred stock created hereby shall be Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). The shares of the Series A Preferred Stock shall be fully paid and non-assessable. The number of shares of Series A Preferred Stock may be decreased (but not below the number of shares then outstanding) or increased by a certificate executed, acknowledged, filed, and recorded in accordance with the General Corporation Law of the State of Delaware setting forth a statement that a specified decrease or increase thereof, as the case may be, had been authorized and directed by a resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation.

          (2) Dividend Provisions. The holders of the shares of Series A Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors; provided, however, that no dividends shall be declared or paid on the Common Stock during any fiscal year unless the Board of Directors during such fiscal year shall have declared and made payment of a dividend on the Series A Preferred Stock, which dividend shall be greater than or equal to the dividend declared and paid on the Common Stock.

          (3) Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Subject to subsection 3(c), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, which is $2.00 per share, by the

          Conversion Price at the time in effect for such share (the "Conversion Price"). The initial Conversion Price per share for shares of Series A Preferred Stock shall be $2.00; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 3(c).

          (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          (c) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) In the event the Corporation should at any time or from time to time after the issue date of the Series A Preferred Stock effect a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased to an amount equal to the Conversion Price in effect on the record date (or the date of such dividend, distribution, split or subdivision) multiplied by a fraction, the numerator of which shall be the number of shares outstanding before the dividend, subdivision, distribution or split and the denominator of which shall be the number of shares outstanding after the dividend, subdivision or split.

               (ii) If the number of shares of Common Stock outstanding at any time after the issue date of the Series A Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for such Preferred Stock shall be appropriately increased to an amount equal to the Conversion Price in effect on the record date (or the date of such combination) multiplied by a fraction, the numerator of which shall be the number of shares outstanding before the combination and, the denominator of which shall be the number of shares outstanding after the combination.

               (iii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least .05% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under subparagraph (c) of this Section (3) shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

               (iv) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock (or specified portions thereof), the Corporation shall pay in cash to the holders of such Series A Preferred Stock in respect of such fraction of a share, an amount equal to the same fraction of the fair market value per share of Common Stock as determined by the Board of Directors in its sole discretion.

          (d) Mergers and Consolidations. In the case of any consolidation or any merger of the Corporation with or into another Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), the corporation resulting from such consolidation or surviving such merger shall make suitable provision so that the Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock, other securities, or property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock into which such Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. The provisions of this subsection shall apply to successive consolidations and mergers.

          (e) Recapitalization. In the case of a recapitalization of the Corporation affecting its outstanding shares of Common Stock, each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock, other securities, or property receivable upon such recapitalization by a holder of the number of shares of Common Stock into which such Series A Preferred Stock might have been converted immediately prior to such recapitalization.

          (f) Automatic Conversion. In the event of either (i) an initial public offering ("IPO") of the

          Corporation's equity securities or (ii) the achievement by the Company of a net worth (which for the purpose hereof shall mean the amount by which the Company's assets exceed liabilities) equal to or greater than $10,000,000 (the "Net Worth"), each share of Series A Preferred Stock shall be automatically converted at the closing of the IPO or achievement of the Net Worth, without any action by the holder thereof, into shares of duly authorized, fully paid and non-assessable shares of Common Stock at the Conversion Rate, subject to adjustment as provided in subparagraph (c) of this Section (3), plus cash in lieu of fractional shares.

          (g) No Impairment. This Corporation will not by amendment of its Certificate of Incorporation of through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (h) Certificates as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock.

          (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time to be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to the other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (4) Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, and prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock, if any, by reason of their ownership thereof, an amount per share equal to the sum of $2.00 for each outstanding share of Series A Preferred Stock and all accrued but unpaid dividends per share since the date of issuance of any Series A Preferred Stock, and no more; provided, however, that the holders of the Series A Preferred Stock shall be given prior written notice of any such liquidation, dissolution or winding up of the Corporation of at least ten business days during which such holders may exercise the conversion rights under Section 3 hereof. If such notice of the Series A Preferred Stock shall be entitled to receive the amount that such holders would have received had their shares been converted immediately prior to liquidation, dissolution or winding up of the amount payable under the first sentence of this subsection.

          (b) A consolidation or merger of this Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this
          Section 2, but shall instead be treated pursuant to subsection 3(e) hereof.

          (5) Preferred Stock--General Voting Rights. The holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 3 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as required by law or as set forth in Section (6) below, the holders of shares of Series A Preferred Stock and Common Stock shall vote together and not as separate classes.

          (6) Protective Provisions. So long as shares of Series A Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting seperately as a class:

          (a) alter or change the rights, preference or privileges of the shares of such Series A Preferred Stock so as to affect adversely the shares; or

          (b) increase the authorized number of shares of Series A Preferred Stock.

          (7) Notices. Any notice required by these provisions to be given to the holders of shares of Series A Preferred Stock shall be deemed given if sent U.S. certified mail, return receipt requested and postage prepaid, or by overnight courier and addressed to each holder of record at its address appearing on the books of the Corporation. The date of any such notice shall be deemed to be the date on which it is received.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate in the name and on behalf of Walden Laboratories, Inc. on the 22nd day of October, 1992 and the statements contained herein are affirmed as true under penalties of perjury.

                                             WALDEN LABORATORIES, INC.


                                        By:   /s/ Dayne R. Myers
                                              -----------------------
                                              Dayne R. Myers
                                              President

ATTEST:


By:   /s/ Judith Wurtman
      -----------------------
      Judith Wurtman, Ph.D.
      Secretary

                               State of Delaware
                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "APPEX TECHNOLOGIES, INC.", A NEW YORK CORPORATION, WITH AND INTO "WALDEN LABORATORIES, INC." UNDER THE NAME OF "WALDEN LABORATORIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 1992, AT 9:01 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                                        ------------------------------------
                                        Edward J. Freel, Secretary of State

                                     [Seal]

                                        AUTHENTICATION:  7942205
                                        DATE:  05-10-96

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       of
                            APPEX TECHNOLOGIES, INC.
                            (a New York corporation)
                                      into
                            WALDEN LABORATORIES, INC.
                            (a Delaware corporation)

     It is hereby certified that:

     1. APPEX Technologies, Inc. (hereinafter called the "Corporation") is a corporation of the State of New York, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

     2. The corporation hereby merges itself into WALDEN LABORATORIES, INC., a corporation of the State of Delaware.

     3. The following is a copy of the resolutions adopted on the 18th day of September, 1992, by the Board of Directors of the Corporation to merge the Corporation into WALDEN LABORATORIES, INC.:

          RESOLVED, that the Corporation reincorporate in the State of Delaware by merging itself, as one-hundred percent owner and sole shareholder, into its wholly-owned subsidiary, WALDEN LABORATORIES, INC. pursuant to the laws of the State of New York and the State of Delaware as hereinafter provided, so that the separate existence of the Corporation shall cease as soon as the merger shall become effective, and thereupon the Corporation and WALDEN LABORATORIES, INC. will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware; and it is further

          RESOLVED, that an Agreement and Plan of Merger setting forth the terms and conditions of the proposed merger be submitted to the shareholders of the Corporation for their approval; and it is further

          RESOLVED that the terms and conditions of the proposed merger are as follows:

          (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of the Corporation shall become vested in and be held by WALDEN LABORATORIES, INC. as fully and entirely and without change or diminution as the same were before held and enjoyed by the Corporation, and WALDEN LABORATORIES, INC. shall assume all of the obligations of the Corporation.

          (b) No pro rata issuance of the shares of stock of WALDEN LABORATORIES, INC. which are owned by the Corporation immediately prior to the effective time of the merge shall be made, and such shares shall be surrendered and extinguished.

          (c) Each share of Common Stock, $.001 par value, and each share of Preferred Stock, $.01 par value, of the Corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted on a one for one basis into the issued and outstanding shares of Common Stock, $.001 par value or Preferred Stock, $.01 par value, as the case may be, of WALDEN LABORATORIES, INC., and, from and after the effective time of the merger, the holder of all of said issued and outstanding shares of Common Stock or Preferred Stock of the Corporation shall automatically be and become the holder of shares of WALDEN LABORATORIES, INC. upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of Common Stock or Preferred Stock of the Corporation which shall be issued and held by it as treasury shares immediately prior to the effective time of the merger shall be converted into the shares of WALDEN LABORATORIES, INC. and shall be held in the treasury of WALDEN LABORATORIES, INC. until sooner disposed of. In addition, any and all options to purchase Common Stock of the Corporation shall, upon the effective date of the merger, be converted into options to purchase Common Stock of WALDEN LABORATORIES, INC.

          (d) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing Common Stock or Preferred Stock of the Corporation may surrender the same to WALDEN LABORATORIES, INC. and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate of certificates representing the appropriate number of shares of Common Stock or Preferred Stock, as the case may be, of WALDEN LABORATORIES, INC. Until so surrendered, each outstanding certificate, which prior to the effective time of the merger represented one or more shares of Common Stock or Preferred Stock of the Corporation, shall be deemed for all corporate purposes to evidence ownership of an appropriate number of shares of Common Stock or Preferred Stock, as the case may be, of WALDEN LABORATORIES, INC.

          (e) Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

          (f) From and after the effective time of the merger, the Certificate of Incorporation and By-laws of WALDEN LABORATORIES, INC. shall continue to be the Certificate of Incorporation and By-laws of WALDEN LABORATORIES, INC. as in effect immediately prior to such effective time.

          (g) The members of the Board of Directors and officers of the Corporation shall be the members of the Board of Directors and the corresponding officers of WALDEN LABORATORIES, INC. immediately before and after the effective time of the merger.

          (h) From and after the effective time of the merger, the assets and liabilities of the Corporation and of WALDEN LABORATORIES, INC. shall be entered on the books of WALDEN LABORATORIES, INC. at the amounts at which they shall be carried at such time on the respective books of the Corporation and of WALDEN LABORATORIES, INC., subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of WALDEN LABORATORIES, INC., in accordance with generally accepted accounting principles, the capital and surplus of the Corporation shall be equal to the capital and surplus of the Corporation and of WALDEN LABORATORIES, INC.

          RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be the date of filing the Certificates of Ownership and Merger with the

     Secretary of State of Delaware, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time; and it is further

          RESOLVED that the proper officers of the Corporation be and they hereby are authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge the Corporation into WALDEN LABORATORIES, INC. on the date of adoption thereof, and the cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of New York and Delaware and in any other appropriate jurisdiction, necessary or proper to effect this merger.

     4. The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Corporation in accordance with the laws under which it is organized.

Signed and attested to on October 22, 1992.

Attested to:


/s/ Judith Wurtman                        /s/ Dayne R. Myers
--------------------------------          ------------------------------
Judith Wurtman, Ph.D.                     Dayne R. Myers
Secretary                                 President


STATE OF NEW YORK       )
                        )   ss.:
COUNTY OF NEW YORK      )

     BE IT REMEMBERED, that, on October 22, 1992, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Dayne R. Myers, Chairman of the Board of APPEX Technologies, Inc, and Judith Wurtman, Ph.D., Secretary of APPEX Technologies, Inc., who duly signed the foregoing instrument before me and acknowledged that such instrument as executed is the act and deed of said corporation, that their signing is their act and deed, and that the facts stated therein are true.

     GIVEN under my hand on October 22, 1992.


                                        /s/ Sherri Rosen
                                        ------------------------------------
                                        Notary Public

                                                    SHERRI ROSEN
                                          Notary Public, State of New York
                                                  No. [ILLEGIBLE]
                                             Qualified in Queens County
                                        Certificate Filed in New York County
                                           Term Expires December 31, 1992

                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                          OF WALDEN LABORATORIES, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

     WALDEN LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The name of the Corporation is WALDEN LABORATORIES, INC.

     2. The original Certificate of Incorporation of the Corporation was filed under the name Walden Laboratories, Inc., with the Secretary of State of the State of Delaware on September 18, 1992, and amended on October 26, 1992.

     3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

     Section 4 of the Certificate of Designation of Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, of Series A Convertible Preferred Stock of the Corporation is hereby amended to read as follows in its entirety:

     "In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, and prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock, if any, by reason of their ownership thereof, an amount per share equal to the sum of $2.00 for each outstanding share of Series A Preferred Stock and all accrued but unpaid dividends per share since the date of issuance of any Series A Preferred Stock, and no more; provided, however, that (A) at the time of the first installment distribution of shares of common stock of Interneuron Pharmaceuticals, Inc. ("IPI") (or cash in lieu thereof), to the holders of the Series A Preferred Stock in connection with the transactions contemplated by the Asset Purchase Agreement dated November 12, 1995 (the "Asset Purchase Agreement"), by and among to the immediately preceding clause (A), shall be further reduced to $.2304; provided further, however, (1) that if at the time of each such installment, any of the Company's indebtedness outstanding on the Closing Date (as defined in the Asset Purchase Agreement) is then due and payable, then to the extent the Company causes such indebtedness to be paid or provided for by redirecting a portion of the common stock of IPI to satisfy such indebtedness, the amount paid to the holders of Series A Preferred Stock, and the related reductions in the liquidation preference pursuant to clauses (A) and (B) above, shall be appropriately reduced; and (2) the holders of the Series A Preferred Stock shall be given prior written notice of any such liquidation, dissolution or winding up of the Company of at least 10 business days during which such holders may exercise the conversion rights under Section 3 hereof. If such notice is not given or is not feasible, the holders of the Series A Preferred Stock shall be entitled to receive the amount that such holders would have received had their shares been converted immediately prior to liquidation, dissolution or winding up of the Company, is such amount is greater than the amount payable under the first sentence of this subsection.".

     4. This Certificate of Amendment and the amendments provided for herein shall become effective at, and not until, 10:00 a.m. (Delaware time) on December 22, 1995.

     5. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Walden Laboratories, Inc. has caused this Certificate of Amendment to be signed this December 21, 1995.

                                        by


                                        /s/ Lindsay A. Rosenwald
                                        ------------------------------------
                                        Name: Lindsay A. Rosenwald
                                        Title: Chairman

Attest:

by


/s/ Michael S. Weiss
--------------------------------------
Name: Michael S. Weiss
Title: Secretary

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "WALDEN LABORATORIES, INC." , FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 1996, AT 1:30 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                                        ------------------------------------
                                        Edward J. Freel, Secretary of State

                                     [Seal]

                                        AUTHENTICATION:  7942207
                                        DATE:  05-10-96

                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

Walden Laboratories, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 18th day of September, 1992 and thereafter forfeited pursuant to Section 136(c) of the General Corporation Law of Delaware for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certified as follows:

     1. The name of the corporation is Walden Laboratories, Inc.

     2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 29th day of February 1996, the same being prior to the date of the forfeiture of the Certificate of Incorporation. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1996, at which time is Certificate of Incorporation became forfeited for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

     IN WITNESS WHEREOF, said Walden Laboratories, Inc., in compliance with
Section 313 of the General Corporation Law of Delaware has caused this Certificate to be signed by Michael S. Weiss, its acting Secretary, this 26th day of March, 1996.

                                        WALDEN LABORATORIES, INC.


                                        By /s/ Michael S. Weiss
                                           -----------------------
                                             Secretary

                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                          OF WALDEN LABORATORIES, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

     WALDEN LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The name of the Corporation is WALDEN LABORATORIES, INC.

     2. The original Certificate of Incorporation of the Corporation was filed under the name Walden Laboratories, Inc., with the Secretary of State of the State of Delaware on September 18, 1992, and amended on October 26, 1992 and December 21, 1995.

     3. ARTICLE FIRST of the Certificate of Incorporation as heretofore amended is hereby amended to read as follows in its entirety:

     "FIRST. The name of the corporation is AVAX Technologies, Inc."

     4. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Walden Laboratories, Inc. has caused this Certificate of Amendment to be signed this March 25, 1996.

                                        WALDEN LABORATORIES, INC.

                                        by


                                        /s/ Carl Spana
                                        ------------------------------------
                                        Name:  Carl Spana
                                        Title:  President

Attest:

by


/s/ Michael S. Weiss
--------------------------------------
Name:  Michael S. Weiss
Title:  Secretary

                         CERTIFICATE OF CORRECTION FILED
                          TO CORRECT A CERTAIN ERROR IN
                         THE CERTIFICATE OF AMENDMENT TO
                       THE CERTIFICATE OF INCORPORATION OF
                             AVAX TECHNOLOGIES, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON DECEMBER 21, 1995

     Avax Technologies, Inc. (f/k/a Walden Laboratories, Inc.) (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), hereby certifies that:

     1. The name of the corporation is AVAX Technologies, Inc.

     2. That a Certificate of Amendment to the Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on December 21, 1995 and that said Certificate required correction as permitted by Section 103 of the GCL.

     3. The defect of the said Certificate to be corrected is as follows:

     the 12th through the 16th lines of the section to be amended, Section 4, were inadvertently omitted.

     4. Article 3, containing Section 4 of the Certificate is corrected to read as follows:

     3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

     Section 4 of the Certificate of Designation of Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, of Series A Convertible Preferred Stock of the Corporation is hereby amended to read as follows in its entirety:

     "In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, and prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock, if any, by reason of their ownership thereof, an amount per share equal to the sum of $2.00 for each outstanding share of Series A Preferred Stock and all accrued but unpaid dividends per share since the date of issuance of any Series A Preferred Stock, and no more; provided, however, that (A) at the time of the first installment distribution of shares of common stock of Interneuron Pharmaceuticals, Inc. ("IPI") (or cash in lieu thereof), to the holders of the Series A Preferred Stock in connection with the transactions contemplated by the Asset Purchase Agreement dated November 14, 1995 (the "Asset Purchase Agreement"), by and among the Company, IPI and InterNutria, Inc., a subsidiary of IPI (such transactions, the "Sale"), the $2.00 amount referred to above shall be reduced to $1.1523, and (B) at the time of the second installment distribution of shares of common stock of IPI (or cash in lieu thereof) to the holders of the Series A Preferred Stock in connection with the Sale, the $2.00 amount referred to above, which shall previously have been reduced to $1.1523 pursuant to the immediately preceding clause (A), shall be further reduced to $.2304; provided further, however, (1) that if at the time of each such installment, any of the Company's indebtedness outstanding on the Closing Date (as defined in the Asset Purchase Agreement) is then due and payable, then to the extent the Company causes such indebtedness to be paid or provided for by redirecting a portion of the common stock of IPI to satisfy such indebtedness, the amount paid to the holders of Series A Preferred Stock, and the related reductions in the liquidation preference pursuant to clauses (A) and
(B) above, shall be appropriately reduced; and (2) the holders of the Series A Preferred Stock shall be given prior written notice of any such liquidation, dissolution or winding up of the Company of at least 10 business days during which such holders may exercise the conversion rights under Section 3 hereof. If such notice is not given or is not feasible, the holders of the Series A Preferred Stock shall be entitled to receive the amount that such holders would have received had their shares been converted immediately prior to liquidation, dissolution or winding up of the Company, if such amount is greater than the amount payable under the first sentence of this subsection."

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Carl Spana, its interim President attested by Michael S. Weiss, its Secretary, this 14th day of May 1996.

                                        By


                                        /s/ Carl Spana
                                        ------------------------------------
                                        Name:  Carl Spana
                                        Title:  Interim President

ATTEST:

By


/s/ Michael S. Weiss
--------------------------------------
Name:  Michael S. Weiss
Title:  Secretary

                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                           OF AVAX TECHNOLOGIES, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

     AVAX TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The name of the Corporation is AVAX TECHNOLOGIES, INC.

     2. The original Certificate of Incorporation of the Corporation was filed under the name Walden Laboratories, Inc., with the Secretary of State of the State of Delaware on September 18, 1992, and amended on October 26, 1992, December 21, 1995 and March 26, 1996.

     3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

     Article 4(A)(1) is hereby amended to read in its entirety as follows:

          "FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Fifty Five Million (55,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated "Preferred Stock" and Fifty Million (50,000,000) shares, having a par value of $.002 per share, shall be designated "Common Stock.

          Upon the foregoing amendment becoming effective, each share of common stock, par value $0.001 per share ("Common Stock"), of the Corporation, outstanding immediately prior to the effectiveness of this Certificate of Amendment shall be reclassified as, and become, one half (1/2) of a share of Common Stock of the Corporation and the number of shares of Common Stock of the Corporation represented by each stock certificate representing Common Stock of the Corporation outstanding immediately prior to the effectiveness of this Certificate of Amendment shall be proportionately adjusted by dividing each such number by 2, with each share thereupon having a par value of $.002."

     4. The foregoing amendment was duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this Certificate of Amendment to be signed this May 9, 1996.

                                        by


                                        /s/ Carl Spana
                                        -------------------------
                                        Name:  Carl Spana
                                        Title:  President

Attest:

by


/s/ Michael S. Weiss
--------------------------------------
Name:  Michael S. Weiss
Title:  Secretary

                           CERTIFICATE OF DESIGNATIONS
                                       of
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       of
                             AVAX TECHNOLOGIES, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     AVAX TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and in accordance with
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 250,000 shares of Preferred Stock of the Corporation designated as "Series B Convertible Preferred Stock":

          RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                      Series B Convertible Preferred Stock

     1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series B Convertible Preferred Stock" and the number of shares constituting such series shall be 250,000. Such series is referred to herein as the "Series B Convertible Preferred Stock". Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock to less than the number of shares then issued and outstanding.

     2. Dividends. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Convertible Preferred Stock with respect to dividends and distributions, the holders of shares of Series B Convertible Preferred Stock, shall be entitled to receive dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for such purpose. If the Corporation declares a dividend or distribution on the common stock, par value $.001 per share (the "Common Stock"), of the Corporation, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive for each share of Series B Convertible Preferred Stock a dividend or distribution in the amount of the dividend or distribution that would be received by a holder of the Common Stock into which such share of Series B

Convertible Preferred Stock is convertible on the record date for such dividend or distribution. If the Corporation declares a dividend or distribution on any other class or series of preferred stock, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive a dividend or distribution in an amount per share in proportion to the dividend or distribution declared on a share of such other class or series based upon the liquidation preference of a share of the Series B Convertible Preferred Stock relative to that of a share of such other class or series, unless the holders of at least 66-2/3% of the outstanding shares of Series B Convertible Preferred Stock consent otherwise. In any such case, the Corporation shall declare a dividend or distribution on the Series B Convertible Preferred Stock at the same time that it declares a dividend or distribution on the Common Stock or such other class or series of preferred stock and shall establish the same record date for the dividend or distribution on the Series B Convertible Preferred Stock as is established for such dividend or distribution on the Common Stock or such other class or series of preferred stock. Each such dividend or distribution will be payable to holders of record of the Series B Convertible Preferred Stock as they appeared on the records of the Corporation at the close of business on the record date declared for such dividend or distribution, as shall be fixed by the Board of Directors. If the corporation declares or pays a dividend or distribution on the Series B Convertible Preferred Stock as a result of the declaration or payment of a dividend or distribution on the Common Stock or any other class or series of preferred stock as described above, the holders of the Series B Convertible Preferred Stock shall not be entitled to any additional dividend or distribution solely because such first dividend or distribution also required the declaration or payment of a dividend or distribution on any other class or series of preferred stock. Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     3. Liquidation Preference. In the event of (i) a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property (a "Merger Transaction") (subparagraphs (i), (ii) and
(iii) being collectively referred to as a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series B Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the stock junior to the Series B Convertible Preferred Stock, an amount equal to $135.00 per share plus an amount equal to all declared and unpaid dividends thereon; provided, however, in the case of
Section 3(iii) above, such $135.00 per share may be paid in cash and/or securities (valued at the closing price (as defined in Section 5) of such security) of the entity surviving such Merger Transaction. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Convertible Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series B Convertible Preferred Stock on the basis of the number of shares of Series B Convertible Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation, other than in a transaction described in Section 3(iii) above, shall not be considered a liquidation, dissolution or winding up of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation and accordingly the Corporation shall make appropriate provision to ensure that the terms of this Certificate of Designations survive such transaction. All shares of Series B Convertible Preferred Stock shall rank as to payment upon the occurrence of any of the events described in Sections 3(i), (ii) and (iii) above senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock, including the Series A Convertible Preferred Stock. Notwithstanding the foregoing, the holders of the Series B Convertible Preferred Stock shall not be entitled to any of the shares of Common Stock of Interneuron Pharmaceuticals, Inc. payable to the holders of Series A Convertible Preferred Stock, par value $.01 per share ("Series A Convertible Preferred Stock"), of the Corporation pursuant to Section 4(a) of the Certificate of Designations for the Series A Convertible Preferred Stock.

     4. Conversion.

     (a) Right of Conversion. The shares of Series B Convertible Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in paragraph (b) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The shares of Series B Convertible Preferred Stock shall be convertible initially at the rate of 50 shares of Common Stock for each full share of Series B Convertible Preferred Stock and shall be subject to adjustment as provided herein. For purposes of this resolution, the "conversion rate" applicable to a share of Series B Convertible Preferred Stock shall be the number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share a Series B Convertible Preferred Stock is then convertible and shall be determined by dividing $100.00 by the then existing conversion price. The initial conversion price shall be $2.00 (the "conversion price").

     Subject to adjustment pursuant to the provisions of paragraph (c) below, the conversion price in effect immediately prior to the date that is 12 months after the Final Closing Date (as such term is defined in the Confidential Private Placement Memorandum dated March 26, 1996) of the issuance and sale of the Series B Convertible Preferred Stock (the "Reset Date") shall be adjusted and reset effective as of the Reset Date if the average closing bid price of the Common Stock for the 30 consecutive trading days immediately preceding the Reset Date (the "12-Month Trading Price") is less than 135% of the then applicable conversion price (a "Reset Event"). Upon the occurrence of a Reset Event, the conversion price shall be reduced to be equal to the greater of (A) the 12-Month Trading Price divided by 1.35 and (B) 50% of the then applicable conversion price. If there is any change in the conversion price as a result of the preceding sentence, then the conversion rate shall be changed accordingly, and shall be determined by dividing the new conversion price into $100.00. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the conversion rate as of the Reset Date, showing in reasonable detail the facts upon which such conversion rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series B Convertible Preferred Stock. Notwithstanding the provisions of subparagraph (vi) of paragraph (c) below, a notice stating that the conversion rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the conversion rate in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Corporation to all record holders of the Series B Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

     The "closing bid price" for each trading day shall be the reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which common stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the closing bid price is open for the transaction of business or the reporting of trades or, if the closing bid price is not so determined, a day on which NASDAQ is open for the transaction of business.

     (b) Conversion Procedures. Any holder of shares of Series B Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series B Convertible Preferred Stock at the office of the transfer agent for the Series B Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series B Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

     The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series B Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series B Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series B Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series B Convertible Preferred Stock for conversion during any period while such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Convertible Preferred Stock.

     All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(g), a holder of Series B Convertible Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series B Convertible Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

     (c) Certain Adjustments of Conversion Rate. In addition to adjustment pursuant to paragraph (a) above, the conversion rate (and the corresponding conversion price) shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall (A) pay a dividend in Common Stock or make a distribution in Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (D) issued by reclassification of its Common Stock other securities of the Corporation, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above had such shares of Series B Convertible Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (ii) In case the Corporation shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the closing bid price (as defined in Section 4) for the trading day immediately prior to such record date (the "Current Market Price"), then the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities.

          (iii) In case the Corporation shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subparagraph (ii) above), then in each case the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the then fair value as determined in good faith by the Corporation's Board of Directors on the date of such distribution, and of which the denominator shall be such fair value on such date minus the then fair value (as so determined) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (iv) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the conversion rate shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that

     Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised.

          (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (vi) Whenever the conversion rate is adjusted as provided in any provision of this Section 4:

               (A) the Corporation shall compute (or may retain a firm of independent public accountants of recognized national banking (which may be any such firm regularly employed by the Corporation) to compute) the adjusted conversion rate in accordance with this Section 4 and shall prepare a certificate signed by the principal financial officer of the Corporation (or cause any such independent public accountants to execute a certificate) setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Series B Convertible Preferred Stock; and

               (B) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notices shall be mailed by the Corporation to all record holders of Series B Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

          (vii) In the event that at any time, as a result of any adjustment made pursuant to this Section 4, the holder of any shares of Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Series B Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

     (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock. If more than one certificate evidencing shares of Series B Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (which shall be the closing price as defined in Section 5) at the close of business on the day of conversion.

     (e) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series B Convertible Preferred Stock from time to time be sufficient to effect the conversion of all shares of Series B Convertible Preferred Stock from time to time outstanding at the then existing conversion price. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding shares of Series B Convertible Preferred Stock.

     The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series B Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     Notwithstanding anything to the contrary herein, before taking any action that would cause an adjustment reducing the conversion rate or before any such adjustment is made as a result of a Reset Event, in either event, such that the effective conversion price (for all purposes an amount equal to $100.00 divided by the conversion rate as in effect at such time) would be below the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

     (f) Prior Notice of Certain Events. In case:

          (i) the Corporation shall declare any dividend (or any other distribution) on its Common Stock; or

          (ii) the Corporation shall authorize the granting to all the holders of Common Stock as a class of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

          (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (iv) of a Liquidation Event;

then the Corporation shall cause to be filed with the transfer agent for the Series B Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Series B Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such Liquidation Event or reclassification or share exchange is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up and the consideration, including securities or other property, to be received by such holders upon such event.

     (g) Other Changes in Conversion Rate. The Corporation from time to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the Series B Convertible Preferred Stock a notice of the increase at least 10 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

     The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

     (h) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series B Convertible Preferred Stock, and its actions in so doing shall be final and conclusive.

     5. Mandatory Conversion at Option of Corporation. At any time on or after the Reset Date, the Corporation, at its option, may cause the Series B Convertible Preferred Stock to be converted in whole, or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided if the closing price of Common Stock shall have exceeded 150% of the then applicable conversion price for at least 20 trading days in any 30 consecutive trading day period. Any shares of Series B Convertible Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

     Not more than 60 days nor less than 10 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Convertible Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series B Convertible Preferred Stock, and the then effective conversion rate pursuant to
Section 4.

     The "closing price" for each trading day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on NASDAQ or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation, for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall have the meaning given in
Section 4(a).

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series B Convertible Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series B Convertible Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

     6. Voting Rights.

     (a) General. Except as otherwise provided herein, in the Certificate of Incorporation, as amended, or the Bylaws of the Corporation, the holders of shares of Series B Convertible Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series B Convertible Preferred Stock is convertible on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series B Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

     (b) Class Voting Rights. In addition to any vote specified in paragraph (a) of this Section 6, so long as 50% of the shares of Series B Convertible Preferred Stock (including those shares of Series B Convertible Preferred Stock issued or issuable upon the exercise of the placement agent warrants issued in connection with the offer and sale of the Series B Convertible Preferred Stock) shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding Series B Convertible Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series B Convertible Preferred Stock, (ii) declare any dividend or distribution on the Common Stock or any other class or series of preferred stock or authorize the repurchase of any securities of the Corporation, except distributions of Common Stock of Interneuron Pharmaceuticals, Inc. payable to the holders of the Series A Convertible Preferred Stock of the Corporation pursuant to Section 4(a) of the Certificate of Designations for the Series A Convertible Preferred Stock or
(iii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, (A) ranking prior to, or on a parity with, the Series B Convertible Preferred Stock upon liquidation, dissolution or winding up of the Corporation or a sale of all or substantially all of the assets of the Corporation or (B) providing for the payment of any dividends or distributions. A class vote on the part of the Series B Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of Common Stock or of any shares of any other class or series of stock ranking junior to the Series B Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation; (b) the authorization, issuance or increase in the amount of the Series B Convertible Preferred Stock or any bonds, mortgages, debentures or other obligations of the Corporation (other than bonds, mortgages, debentures or other obligations convertible into or exchangeable for or having option rights to purchase any shares of stock of the Corporation the authorization issuance or increase in amount of which would require the consent of the holders of the Series B Preferred Stock); or (c) any consolidation or merger of the Corporation with or into another corporation, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

     7. Outstanding Shares. For purposes of this Certificate of Designations, all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series B Convertible Preferred Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series B Convertible Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

     8. Status of Acquired Shares. Shares of Series B Convertible Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Convertible Preferred Stock.

     9. Preemptive Rights. The Series B Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this certificate to be signed on its behalf by Carl Spana, Ph.D., its Interim President, this fourteenth day of May, 1996.

AVAX  TECHNOLOGIES, INC.


                                        By: /s/ Carl Spana
                                            -----------------------------
                                            Name:  Carl Spana, Ph. D.
                                            Title:  Interim President

                       AMENDED CERTIFICATE OF DESIGNATIONS
                     OF SERIES B CONVERTIBLE PREFERRED STOCK
                           OF AVAX TECHNOLOGIES, INC.

     AVAX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY, that the Certificate of Designations of Series B Preferred Stock, of the Corporation filed with the Secretary of State of the State of Delaware is amended as follows:

          1. The introductory paragraph is hereby amended (i) by deleting the number "250,000" appearing on the fifth line thereof and substituting the number "300,000";

          2. Section 1 is hereby amended by deleting the number "250,000" appearing on the third line thereof and substituting therefor the number "300,000."

     The foregoing amendments were duly adopted pursuant to the authority vested in the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of the Corporation, as amended, and Section 151 of the General Corporation Law of the State of Delaware and in accordance with resolutions duly adopted by, authorized and directed by the Board.

     IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this certificate to be signed by an authorized officer of the Corporation this 5th day of June, 1996.

                                        AVAX TECHNOLOGIES, INC.


                                        By:   /s/ Michael S. Weiss
                                              ------------------------------
                                              Name:  Michael S. Weiss
                                              Title:  Secretary

                     CERTIFICATE SETTING FORTH A RESOLUTION
                     ADOPTED BY THE BOARD OF DIRECTORS WITH
                         RESPECT TO SERIES A CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                             AVAX TECHNOLOGIES, INC.

                     Pursuant to Section 151 of the General
                     --------------------------------------
                    Corporation Law of the State of Delaware
                    ----------------------------------------

                     --------------------------------------

     AVAX Technologies, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action by unanimous written consent of the Board of Directors of the Corporation on July 12, 1996:

     "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby states that none of the authorized shares of Series A Convertible Preferred Stock of the Corporation are outstanding and that none will be issued.

     When this certificate becomes effective in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, all references in the Corporation's Certificate of Incorporation, as amended through the date hereof, to the Series A Convertible Preferred Stock will be eliminated and the number of shares of capital stock previously authorized as Series A Convertible Preferred Stock shall become authorized but unissued shares of undesignated Preferred Stock of the Corporation."

     IN WITNESS WHEREOF, the undersigned has signed his name, this 20th day of September, 1996, and by such act affirms under penalties of perjury, that this instrument constitutes the act and deed of the Corporation and that the facts stated herein are true".

                                 AVAX TECHNOLOGIES, INC.


                                 By /s/ Jeffrey M. Jonas, M.D.
                                    --------------------------------------------
                                    Name:  Jeffrey M. Jonas, M.D.
                                    Title: President and Chief Executive Officer






                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AVAX TECHNOLOGIES, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

                  AVAX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY, that the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware is amended as follows:

                  1. The name of the Corporation is AVAX Technologies, Inc.

                  2. The original Certificate of Incorporation of the Corporation was filed under the name Walden Laboratories, Inc., with the Secretary of State of the State of Delaware on September 18, 1992, and amended on October 26, 1992, December 21, 1995, March 25, 1996, May 9, 1996, May 14,
1996, June 5, 1996 and September 20, 1996.

                  3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

                  Article 4(A)(1) is hereby amended to read in its entirety as follows:

                  "FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares, of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated "Preferred Stock" and Fifty Million (50,000,000) shares, having a par value of $.004 per share, shall be designated "Common Stock."

                  Upon the foregoing amendment becoming effective, each share of common stock, par value $.002 per share ("Common Stock"), of the Corporation, outstanding immediately prior to the effectiveness of this Certificate of Amendment shall be reclassified as, and become, one half (1/2) of a share of Common Stock of the Corporation and the number of shares of Common Stock of the Corporation represented by each stock certificate representing Common Stock of the Corporation outstanding immediately prior to the effectiveness of this Certificate of Amendment shall be proportionately adjusted by dividing each such number by 2, with each share thereupon having a par value of $.004."

                  4. The foregoing amendment was duly adopted in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

                  5. This Certificate of Amendment and the amendments provided for herein shall become effective at, and not until, 5:00 p.m. (New York Time) on May 13, 1997.

                  IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this Certificate of Amendment to be signed this 7th day of May, 1997.


                                           AVAX TECHNOLOGIES, INC.


                                           By:   /s/ Jeffrey M. Jonas, M.D.
                                                   Name: Jeffrey M. Jonas, M.D.
                                                   Title:   President and Chief
                                                            Executive Officer